Exhibit 24


CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated January 22, 2002, on the financial statements of Focus Entertainment International, Inc.
appearing in its Annual Report (Form 10-KSB) for the year ended June
30, 2001.



/s/ Cherry, Bekaert and Holland, L.L.P.
Cherry, Bekaert and Holland, L.L.P.
Certified Public Accountants


Atlanta, Georgia
February 22, 2002